Exhibit 99.28(q)(i)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustee of Forethought Variable Insurance Trust (the “Trust”) hereby severally constitutes and appoints Deborah Schunder, Sarah M. Patterson and Trent Statczar, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any or all Registration Statements, including without limitation Registration Statements on Form N-1A and Form N-14, Pre-Effective Amendments, Post-Effective Amendments and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in their name and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date
/s/ Joseph Breslin	Trustee	November 6, 2025
Joseph Breslin

/s/ Mark Garbin	Trustee	November 6, 2025
Mark Garbin

/s/ Eric D. Todd	Trustee	November 6, 2025
Eric D. Todd

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustee of Forethought Variable Insurance Trust (the “Trust”) hereby severally constitutes and appoints Deborah Schunder, Sarah M. Patterson and Trent Statczar, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any or all Registration Statements, including without limitation Registration Statements on Form N-1A and Form N-14, Pre-Effective Amendments, Post-Effective Amendments and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in their name and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date
/s/ Mitchell E. Appel	Trustee	April 24, 2026
Mitchell E. Appel